UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2019
Invitation Homes Inc.
(Exact Name of Registrant as Specified in its charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001- 38004	90-0939055
(Commission File Number)	(I.R.S. Employer Identification No.)
1717 Main Street, Suite 2000, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
(Registrant’s Telephone Number, Including Area Code) (972) 421-3600
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common stock, $0.01 par value	INVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
The description of the Loan Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Overview
As more fully described below, on June 7, 2019, Invitation Homes Inc. (the “Company”) completed a twelve-year secured term loan financing with a life insurance company. In connection with the transaction, 2019-1 IH Borrower L.P., an indirect special purpose subsidiary of the Company (the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with Rothesay Life plc, as lender (the “Lender”), providing for a twelve-year loan with a total principal balance of $403,463,769 (the “Loan”). The Loan bears interest at a fixed rate of 3.5178% for eleven years; for the twelfth year, the Loan bears interest at a floating rate based on a spread of 140 bps over one-month LIBOR, subject to certain adjustments as outlined in the Loan Agreement. The Borrower is also responsible for paying a monthly servicing fee, initially equal to approximately 0.07%. The Loan is prepayable subject to the payment of a yield maintenance premium through June 9, 2030, and is freely prepayable thereafter.
Use of Proceeds
The Company used the proceeds from the Loan to repay the remaining $367,773,364 outstanding under the mortgage loan relating to its CSH 2016-SFR2 securitization, to fund certain reserves and to pay transaction fees and expenses incurred with respect to the Loan and, together with unrestricted cash on hand, to voluntarily prepay $31,200,000 of borrowings outstanding under the Company’s mortgage loan relating to its IH 2018-1 securitization and $18,800,000 of borrowings outstanding under the Company’s mortgage loan relating to its IH 2017-2 securitization.
The Company’s CSH 2016-SFR2 securitization bore interest at a weighted average spread of L+197 bps excluding retained certificates. Based on one-month LIBOR as of the closing date, the weighted average spread over one-month LIBOR for the CSH 2016-SFR2 securitization represented a weighted average interest rate of 4.406% excluding retained certificates.
The $31,200,000 voluntary prepayment related to the Company’s IH 2018-1 securitization described above was applied in reverse sequential order, first to Component F (bearing interest at L+256 bps) in an amount equal to $31,183,000, and then to Component E (bearing interest at L+206 bps) in an amount equal to $17,000. Based on one-month LIBOR as of the June 7, 2019 prepayment date, the spread over one-month LIBOR for Component F of the IH 2018-1 securitization represented an interest rate of 4.996%, and the spread over one-month LIBOR for Component E of the IH 2018-1 securitization represented an interest rate of 4.496%.
The voluntary prepayment related to the Company’s IH 2017-2 securitization described above was applied in reverse sequential order to Component E (bearing interest at L+231 bps) in an amount equal to $18,200,000. Based on one-month LIBOR as of the June 7, 2019 prepayment date, the spread over one-month LIBOR for Component E of the IH 2017-2 securitization represented an interest rate of 4.751%.
Loan Agreement
As noted above, on June 7, 2019, the Borrower entered into the Loan Agreement with the Lender. The Loan is a twelve-year loan with a total principal balance of $403,463,769 bearing interest at a fixed rate of 3.5178% for eleven years, and bearing interest at a floating rate based on a spread of 140 bps over one-month LIBOR (subject to certain adjustments as outlined in the loan agreement) for the twelfth year. Interest on the Loan is paid monthly. The Borrower is also responsible for paying a monthly servicing fee, initially totaling $282,576 per year (or approximately 0.07% of the Loan).
Under the terms of the Loan, the Borrower has the right, subject to certain requirements and limitations outlined in the Loan Agreement, to substitute properties representing up to 20% of the collateral pool annually, and to substitute properties representing up to 100% of the collateral pool over the life of the Loan. In addition, four times after the first anniversary of the closing of the Loan, the Borrower has the right, subject to certain requirements and limitations outlined in the Loan Agreement, to execute a special release of collateral representing up to 15% of the then-outstanding principal balance of the Loan in order to bring the Loan’s loan-to-value ratio back in line with the loan-to-value ratio of the Loan as of the closing date. Any such special release of collateral would not change the then-outstanding principal balance of the Loan, but rather would reduce the number of single-family rental homes in the Loan’s collateral pool.

The Loan is secured by first priority mortgages on a portfolio of 3,326 single-family rental homes (collectively, the “Properties”) owned by the Borrower, as well as a first priority pledge of the equity interests of the Borrower. The stated maturity date of the Loan is June 9, 2031. The Loan Agreement requires that the Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness that the Borrower can incur, limitations on sales and dispositions of the Properties, required maintenance of specified cash reserves, and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender to accelerate payment of all amounts outstanding.
In connection with the Loan, Invitation Homes Operating Partnership LP, the Company’s operating partnership, provided the Lender with a limited recourse guaranty agreement under which, upon the occurrence of certain specified events including customary “bad-boy” acts, breaches of specified representations, warranties and covenants and specified bankruptcy or insolvency proceedings, it would indemnify the lender against losses it incurs or, under certain circumstances, guaranty the payment in full of the Loan.
As of December 31, 2018, investment funds managed or advised by affiliates of The Blackstone Group L.P., a significant stockholder of the Company, held a 35.85% equity interest in the parent company of the Lender.
This description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 7, 2019, between 2019-1 IH Borrower LP, as Borrower, and Rothesay Life PLC and, as Lender.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include, but are not limited to, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I. Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http:// www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this Current Report on Form 8-K, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 7, 2019, between 2019-1 IH Borrower LP, as Borrower, and Rothesay Life PLC and, as Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
	Date:	June 10, 2019